UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2010

Arrowhead Research Corporation

(Exact name of registrant as specified in its charter)

0-21898

(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	46-0408024 (IRS Employer Identification No.)

201 South Lake Avenue, Suite 703, Pasadena, CA 91101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (626) 304-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 17, 2010, Arrowhead Research Corporation (the “Company”), entered into a Placement Agent Agreement (the “Placement Agent Agreement”) with Oppenheimer & Co. Inc. (“Oppenheimer”) as placement agent relating to the issuance and sale (the “Offering”) to certain institutional and individual investors (the “Investors”) of 6,592,989 units (the “Units”), with each Unit consisting of (i) one share of common stock of the Company (the “Common Stock”) and (ii) a warrant to purchase 0.5 shares of Common Stock for a purchase price of $1.312 per Unit. Upon the closing the Offering, the Company expects to receive aggregate gross offering proceeds of $8.65 million and net offering proceeds of $7.86 million, after deducting placement agent commissions and estimated offering fees and expenses.

The exercise price of the warrants shall be $1.65 per share. Subject to certain exceptions, the warrants are exercisable beginning on December 23, 2010 and expire on June 23, 2015. The warrants are not exercisable to the extent that the exercise would result in a holder beneficially owning more than 9.99% of the outstanding Common Stock. In addition, the warrants include provisions for the adjustment in exercise price of the warrants and number of shares of Common Stock to be issued upon exercise of the warrants upon the occurrence of certain events. The form of warrant to be issued to the Investors in connection with the Offering is included as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference.

Oppenheimer will receive a fee of 6.5% of the gross proceeds of the Offering, with such resulting amount reduced by $45,000 and reimbursement of certain expenses incurred in connection with the Offering of up to $100,000 in the aggregate. The Placement Agent Agreement requires us to indemnify Oppenheimer and certain of its affiliates against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, or to contribute to payments the Placement Agent may be required to make because of any of those liabilities.

A copy of the Placement Agent Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference. The closing of the Offering is expected to take place on or about June 22, 2010, subject to the satisfaction of customary closing conditions.

Following execution of the Placement Agent Agreement, the Company entered into definitive subscription agreements with the Investors relating to the sale of the Units. A copy of the form of subscription agreement is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

The Units being offered by the Company in this Offering were registered under an existing shelf registration statement on Form S-3 (Registration No. 333-148218), which was declared effective by the Securities and Exchange Commission on June 11, 2010. The prospectus supplement describing the terms of the Offering will be filed with the Securities and Exchange Commission on June 18, 2010. A copy of the opinion of Goodwin Procter LLP relating to the legality of the issuance of the Common Stock underlying the Units sold in the Offering is attached as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 4.1	Form of Common Stock Warrant

Exhibit 5.1	Opinion of Goodwin Procter LLP

Exhibit 10.1	Placement Agent Agreement, dated June 17, 2010, by and between the Company and Oppenheimer & Co. Inc.

Exhibit 10.2	Form of Subscription Agreement

Exhibit 23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 18, 2010

ARROWHEAD RESEARCH CORPORATION

By:	/s/ Kenneth A. Myszkowski
Kenneth A. Myszkowski
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Form of Warrant

5.1	Opinion of Goodwin Procter LLP

10.1	Placement Agent Agreement, dated June 17, 2010, by and between the Company and Oppenheimer & Co. Inc.

10.2	Form of Subscription Agreement

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)